                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                 ===============================================




                                   FORM 8-K/A

                                 AMENDMENT NO. 1
                                       TO
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                 ===============================================


       Date of Report (Date of earliest event reported): October 10, 1997



                          Genesis Health Ventures, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Pennsylvania                     1-11666                    06-1132947
----------------------------         -----------                -------------
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)




                        148 West State Street, Suite 100
                       Kennett Square, Pennsylvania 19348
                       ----------------------------------
                         (Address of principal executive
                          offices, including zip code)





                                  610-444-6350
               --------------------------------------------------
               Registrant's telephone number, including area code

Item 7 is hereby amended as follows

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     1.   Financial Statements of business acquired:
          The Multicare Companies, Inc. and Subsidiaries
          (1)  Independent Auditors' Report (1)
          (2)  Consolidated Balance Sheets as of December 31, 1995 and 1996 (1)
          (3) Consolidated Statements of Operations for the years ended December 31, 1994, 1995 and 1996 (1)
          (4) Consolidated Statements of Stockholders' Equity for the years ended December 31, 1994, 1995 and 1996 (1)
          (5) Consolidated Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 (1)
          (6)  Notes to Consolidated Financial Statements (1)
          (7)  Unaudited Consolidated Balance Sheet as of September 30, 1997 (2)
          (8) Unaudited Consolidated Statement of Operations for the three and nine months ended September 30, 1997 (2)
          (9) Unaudited Consolidated Statement of Cash Flows for the nine months ended September 30, 1997 (2)
          (10) Unaudited Notes to Consolidated Financial Statements (2)

-------------------------------
(1) Incorporated by reference to The Multicare Companies, Inc. Annual report on Form 10-K for the period ended December 31, 1996.
(2) Incorporated by reference to The Multicare Companies, Inc. Quarterly Report on Form 10-Q for the period ended September 30, 1997.


         2. Pro Forma Financial Information:

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                               SEPTEMBER 30, 1997

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended September 30, 1997 gives effect to the following transactions: (1) the Tender Offer, (2) the Merger (including the Conversion of Multicare's Convertible Debentures), (3) the sale of the 9% Notes and the application of proceeds therefrom, (4) the Equity Contributions and the application of proceeds therefrom, (5) the closing of the Credit Facility and the application of the proceeds therefrom, (6) the acquisition of the A.D.S Group ("A.D.S") by Multicare in December 1996 (the "A.D.S Acquisition"), as though the transaction had occurred as of October 1, 1996 and (7) the Therapy Sale and the Pharmacy Sale, as though the transactions had occurred as of October 1, 1996. The Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to each of the foregoing transactions as though each transaction had occurred as of September 30, 1997. The contract therapy businesses sold by Multicare to Genesis pursuant to the Therapy Sale were primarily acquired by Multicare in April 1997; no adjustments have been made in the pro forma information to reflect the results of operations of the businesses sold in the Therapy Sale prior to their acquisition by Multicare. The proforma information should be read in conjunction with the Companies' historical consolidated financial statements. The columns entitled "Genesis Historical Results " and "Multicare Historical Results" represents the historical consolidated results of the respective companies as of September 30, 1997 and for the twelve months then ended. The column entitled "A.D.S Historical" represents the historical results of the A.D.S Group from the period of October 1, 1996 through December 31, 1996. In December 1996, Multicare acquired the A.D.S group and consolidated their operating results commencing on January 1, 1997.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable and are described in the notes accompanying the Unaudited Pro Forma Condensed Consolidated Statement of Operations and the Unaudited Pro Forma Condensed Consolidated Balance Sheet. The Unaudited Pro Forma Condensed Consolidated Financial Information is provided for informational purposes only and does not purport to represent what the Company's results of operations or financial position would actually have been had the transactions in fact occurred at such dates or to project the Company's results of operations or financial position at or for any future date or period. The Unaudited Pro Forma Condensed Consolidated Financial Information has been prepared using the purchase method of accounting, whereby the total cost of the Tender Offer, Merger, Pharmacy Sale and Therapy Sale are allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transactions. Such allocations are based on studies and valuations which have not yet been completed. Accordingly, the allocations and estimated lives reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information are preliminary and subject to revision. However, the Company does not expect material changes to the allocation of purchase price.



                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (In thousands)

                                                                                                                       Pro Forma
                                                                                                                        Genesis
                                                                                                                       Multicare
                                                                                                                      Adjusted for
                                                                                                                    Debt Conversion
                                                  Genesis         Multicare       Debt         Transactions          and Pharmacy
                                                 Historical       Historical    Conversion      Adjustments          Therapy Sales
                                                 ----------      ----------    ----------      ------------        ---------------
Current assets                                 $  352,437        $ 146,254      $     -           $       -           $   498,691
 Property and equipment, net                       578,397         460,800            -             254,000    (3)      1,293,197
 Goodwill, net                                     359,956         171,324            -             690,680 (2)(3)      1,221,960
 Other assets                                      143,323          44,755            -              51,000 (2)(3)        239,078
                                                ----------        --------      -------           ---------           -----------
 Total assets                                   $1,434,113        $823,133      $     -           $ 995,680           $ 3,252,926
                                                ==========        ========      =======           =========           ===========

 Current liabilities                              $125,507        $ 94,432      $     -           $       -           $   219,939
 Long term debt, excluding current maturities      651,667         423,421      (55,420)(1)         792,674 (2)(3)      1,812,342
 Deferred taxes                                     37,745          42,106            -             101,600(3)            181,451
 Other liabilities                                  11,173               -            -                   -                11,173
 Minority interests                                      -               -            -             420,000 (4)           420,000
 Shareholders' equity                              608,021         263,174       55,420 (1)        (318,594)(3)(4)        608,021
                                                ----------        --------      -------           ---------           -----------
 Total liabilities and shareholders equity      $1,434,113        $823,133      $     -           $ 995,680           $ 3,252,926
                                                ==========        ========      =======           =========           ===========

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Balance
Sheet

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
                         NOTES TO CONSOLIDATED PROFORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)

(1) Reflects the conversion of the 7% Senior Subordinated Convertible Debentures of Multicare into shares of Multicare common stock in connection with the Merger as follows:

        Long-term debt                     (55,420)
        Shareholders' Equity                55,420

(2) Reflects Genesis' financing of its equity investment in Multicare, the purchase prices of the Pharmacy Sale and Therapy Sale and other transaction costs. The Genesis equity investment in Multicare is eliminated in consolidation.

                                   Transaction     Consolidation
                                   Adjustments      Elimination       Total
                                   -----------     -------------      -----
        Investment in Multicare      325,000         (325,000)            -
        Goodwill                      65,000                         65,000
        Debt Issuance and
         Transaction Costs, net       27,000                         27,000
        Long-term debt               426,000                        426,000

    The assets and liabilities of the Multicare pharmacy and therapy businesses are reflected in the historical balance sheet of Multicare at September 30, 1997. Genesis agreed to purchase these businesses in connection with the Pharmacy and Therapy Sale. The pro forma effect of the Pharmacy Sale and Therapy sale on the consolidated balance sheet of Multicare and Genesis is not significant other than the elimination of Multicare's equity in those businesses, and the goodwill resulting from the allocation of purchase price, which is reflected in footnote 3

(3) Reflects the allocation of purchase price and financing for the Merger as follows:

                                     Multicare                   Pharmacy &      Consolidation
                                    Elimination     Merger     Therapy Sales      Elimination       Total
                                    -----------     ------     -------------     -------------      -----
        Property and Equipment              -       254,000             -                -         254,000
        Goodwill                     (171,324)      828,504       (31,500)               -         625,680
        Debt issuance costs, net            -        24,000                                         24,000
        Deferred taxes                      -       101,600       101,600
        Long-term debt                      -       440,674       (74,000)               -         366,674
        Shareholders' equity         (318,594)      745,000            -          (325,000)        101,406

    In connection with the allocation of excess purchase price to property and equipment, a deferred tax liability of $101,600 has been recorded using an effective tax rate of 40% for the difference between the tax and book bases.

    The Consolidation Elimination represents the elimination of Genesis' equity contribution in Multicare.

(4) Represents the reclassification of the equity partners' equity interest in Multicare of $420,000 from shareholders' equity to minority interests.

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED SEPTEMBER 30,1997
                     (In thousands, except per share data)



                                                                                                   ADS           Genesis/
                                           Genesis         Multicare            ADS             Pro Forma      Multicare/ADS
                                          Historical       Historical       Historical (1)      Adjustments      Proforma
                                          ----------       ----------       --------------      -----------    -------------
 Net Revenues                            $1,099,823         $679,292           $15,544          $     -         $1,794,659

 Expenses:
  Operating Expenses                        858,916          515,576            13,258                           1,387,750
  Corporate, General & Administrative        41,039           31,984             2,047             (125)(2)         74,945
  Special Charge                             15,000                                                                 15,000
  Lease Expense                              28,587           15,929                49              861 (3)         45,426
  Depreciation & Amortization                41,946           27,916               365               15 (4)         70,242

  Interest Expense, Net                      39,103           28,642               535              162 (5)         68,442
                                         ----------         --------           -------          -------         ----------
    Total Expenses                       $1,024,591         $620,047           $16,254          $   913         $1,661,805
                                         ----------         --------           -------          -------         ----------
    Income Before Income Taxes
     and Extraordinary Item              $   75,232         $ 59,245           $  (710)         $  (913)        $  132,854

 Income Tax Expense (Benefit)                27,088           22,152              (273)            (351)            48,616
                                         ----------         --------           -------          -------         ----------
    Income Before Extraordinary Item         48,144           37,093              (437)            (561)            84,238

 Extraordinary item                             553            2,219                 -                -              2,772
                                         ----------         --------           -------          -------         ----------
 Net Income                              $   47,591         $ 34,874           $  (437)         $  (561)        $   81,466


 Primary earnings per share
  before extraordinary item              $     1.35
 Primary earnings per share              $     1.33
 Weighted average shares of
  common stock and equivalents               35,643

 Addition to income as a result of
  interest on convertible debt                  303

 Fully diluted earnings per share
  before extraordinary item              $     1.34
 Fully diluted earnings per share        $     1.32
 Weighted average shares of
  common stock and equivalents               36,306


(RESTUBBED TABLE)

                                                                                Genesis /
                                                                               Multicare/
                                                                             A.D.S  Adjusted
                                                     Transactions            for Transactions
                                                      Adjustments              Pro Forma
                                                      -----------              ---------
 Net Revenues                                         $      (0)      (6)      $1,794,659

 Expenses:
  Operating Expenses                                    (16,469)      (7)       1,371,281
  Corporate, General & Administrative                   (14,200)      (6)          60,745
  Special Charge                                                                   15,000
  Lease Expense                                          (3,570)      (8)          41,856
  Depreciation & Amortization                            27,021       (9)          97,263
  Interest Expense, Net                                  64,962       (8)         133,404
                                                       --------                ----------
    Total Expenses                                     $ 57,744                $1,720,549
                                                       --------                ----------
    Income Before Income Taxes
     and Extraordinary Item                            $(57,744)               $   75,110

 Income Tax Expense (Benefit)                           (20,814)    (10)           27,802
                                                       --------                ----------
    Income Before Extraordinary Item                    (36,929)                   47,308

 Extraordinary item                                          --                     2,772
                                                       --------                ----------
 Net Income                                            $(36,929)               $   44,536


 Primary earnings per share
  before extraordinary item                                                    $     1.33
 Primary earnings per share                                                    $     1.25
 Weighted average shares of
  common stock and equivalents                                                     35,643

 Addition to income as a result of
  interest on convertible debt                                                        303

 Fully diluted earnings per share
  before extraordinary item                                                   $      1.31
 Fully diluted earnings per share                                             $      1.23
 Weighted average shares of
  common stock and equivalents                                                     36,306

See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

                 GENESIS HEALTH VENTURES, INC. AND SUBSIDIARIES
                         NOTES TO CONSOLIDATED PROFORMA
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in thousands, except share data)


 (1) Represents the historical results of operations of A.D.S from October 1, 1996 through December 31, 1996. Multicare paid approximately $10,000, repaid or assumed approximately $29,800 in debt, financed $51,000 through a lease facility and issued 554,973 shares of its common stock for A.D.S. Total goodwill approximated $29,900.

 (2) Reflects the elimination of duplicative positions at A.D.S and the reduction of professional and accounting fees.

 (3) Reflects the additional lease expense associated with the $51,000 lease financing entered into in connection with the A.D.S Acquisition. The lease facility was repaid in connection with the Merger.

 (4) Reflects additional depreciation and amortization expense resulting from the amortization of goodwill incurred in the A.D.S Acquisition and depreciation resulting from the allocation of the purchase price for A.D.S to property, plant and equipment. Goodwill is being amortized over periods of 25 to 40 years.

 (5) Reflects the additional interest expense on the incremental debt incurred in connection with the A.D.S Acquisitions.

 (6) Represents the net reduction in corporate, general and administrative expense due to the elimination of Multicare / A.D.S Proforma corporate, general and administrative expense and the incurrence of management fees. The management fee, which is charged and recognized by Genesis as operating income, is eliminated in the consolidated operating results of Multicare and Genesis. As a result of the Mergers, certain corporate employees of Multicare are employed by Genesis. The overall reduction in corporate, general and administrative expense is the result of anticipated cost savings from the elimination of duplicative positions and other costs.

       Multicare
               Multicare / A.D.S Pro Forma
                       corporate, general and
                       administrative                             (33,976)
               Management fee                                      35,782
       Genesis
               Corporate, general and
                       administrative                              19,776
               Elimination of management fee                      (35,782)
                                                                 --------
       Total corporate general and
               expense                                            (14,200)
                                                                 ========
       Genesis
               Management fee                                      35,782
               Elimination of management fee                      (35,782)
                                                                 --------
       Revenues, net                                                   (0)
                                                                 ========

 (7) In connection with the Merger, Genesis' equity partners in the Multicare Transaction will absorb the first $40,000 of operating losses of Multicare. Consequently, $16,469 of estimated losses have been added back to other operating expenses.

 (8) Interest and lease expense has been adjusted to reflect the indebtedness incurred in connection with the Merger, the Pharmacy Sale, the Therapy Sale and the repayment of indebtedness (including the repayment of $54,000 under a lease financing facility). The estimated average interest rate for the Credit Facility and for the Notes is 8.4% and 9%, respectively.

        Multicare
                Credit Facility                             33,207
                Notes                                       22,500
                Other debt                                   3,344
                Multicare / ADS Pro Forma
                        interest expense                   (29,874)
        Genesis
                Credit Facility                             35,784
                                                           -------
        Total Interest Expense                              64,962
                                                           -------
        Lease expense                                       (3,570)
                                                           =======

 (9) The revenues and expenses of the Multicare pharmacy and rehabilitation businesses are included in the Multicare historical results for the twelve months ended September 30, 1997. With the exception of depreciation and amortization, the proforma effect of the Pharmacy Sale and the Therapy Sale on operating revenues and expenses is not expected to have a significant effect on the consolidated operating results of Multicare and Genesis, as those revenues and expenses formerly reflected in the operating results of Multicare will be reflected in the results of Genesis. In connection with the Merger, Pharmacy Sale and the Therapy Sale, depreciation and have been increased by the amortization of goodwill and depreciation resulting from the allocation of purchase price. As a result of the Merger, the preliminary allocation of the purchase price has resulted in an increase to property and equipment ($254,000) and goodwill ($657,180) which are amortized over 30 years and 40 years, respectively. The Therapy Sale and Pharmacy Sale have preliminarily resulted in additional goodwill of approximately $65,000 which is amortized over lives ranging from 20 to 40 years.
                                                           -------
       Depreciation and amortization                        27,021
                                                           =======

(10) Represents income tax expense at an effective tax rate of 37%. The primary difference between expense calculated at statutory rates and the amount reflected in the pro forma statements is attributable to non-deductible goodwill and the provision for state income taxes.

         3. Exhibits:

       Exhibit No.          Description
       -----------          -----------

         10.1(3) Agreement and Plan of Merger dated June 16, 1997 by and among Genesis ElderCare Corp., Genesis ElderCare Acquisition Corp., Genesis Health Ventures, Inc. and The Multicare Companies, Inc.

         10.2(4) Third Amended and Restated Credit Agreement dated October 9, 1997 to Genesis Health Ventures, Inc. from Mellon Bank, N.A., Citicorp USA, Inc., First Union National Bank and NationsBank, N.A.

       Exhibit No.          Description
       -----------          -----------

         10.3(4) Credit Agreement dated October 14, 1997 to The Multicare Companies, Inc. from Mellon Bank, N.A., Citicorp USA, Inc., First Union National Bank and NationsBank, N.A.

         10.4* Management Agreement dated October 9, 1997 among The Multicare Companies, Inc., Genesis Health Ventures, Inc. and Genesis ElderCare Network Services, Inc.

         10.5(4) Stockholders' Agreement dated October 9, 1997 among Genesis ElderCare Corp., The Cypress Group L.L.C., TPG Partners II, L.P., Nazem, Inc. and Genesis Health Ventures, Inc.

         10.6(4) Put/Call Agreement dated October 9, 1997 among The Cypress Group L.L.C., TPG Partners II, L.P., Nazem, Inc. and Genesis Health Ventures, Inc.

         10.7* Stock Purchase Agreement dated October 10, 1997 among Genesis Health Ventures, Inc., The Multicare Companies, Inc., Concord Health Group, Inc., Horizon Associates, Inc., Institutional Health Care Services, Inc., Care4, L.P., Concord Pharmacy Services, Inc., Compass Health Services, Inc. and Encare of Massachusetts, Inc.

         10.8 Asset Purchase Agreement dated October 10, 1997 among Genesis Health Ventures, Inc., The Multicare Companies, Inc., Health Care Rehab Systems, Inc., Horizon Rehabilitation, Inc., Progressive Rehabilitation Centers, Inc. and Total Rehabilitation Center, L.L.C.

         10.9(3) Letter Agreement dated June 16, 1997 between Genesis Health Ventures, Inc. and Straus Associates.

         23.1         Consent of Independent Public Accountants

----------

*        Previously filed.
(3) Incorporated by reference to the Tender Offer Statement on Schedule 14D-1 filed by Genesis ElderCare Corp. and Genesis ElderCare Acquisition Corp. on June 20, 1997.
(4) Incorporated by reference to Amendment No. 7 to the Tender Offer Statement on Schedule 14D-1 filed by Genesis ElderCare Corp. and Genesis ElderCare Acquisition Corp. on June 20, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           GENESIS HEALTH VENTURES, INC.


                           By: /s/ George V. Hager, Jr.
                               -------------------------------------------------
                               George V. Hager, Jr.
                               Senior Vice President and Chief Financial Officer


Date:  December 22, 1997